Exhibit 99.1

INNOVATIVE SOLUTIONS & SUPPORT

REPORTS THIRD QUARTER 2025 RESULTS

Exton, PA, August 14, 2025 – Innovative Solutions & Support, Inc. (Nasdaq: ISSC) ("IS&S" or the "Company"), a leading provider of advanced avionic solutions for commercial, business aviation and military markets, today reported fiscal third quarter financial results for the three-month period ended June 30, 2025.

THIRD QUARTER 2025 HIGHLIGHTS

(all comparisons versus the prior year period unless otherwise noted)

●	Net revenue of $24.1 million, +105.2%
●	Gross profit of $8.6 million; gross margin of 35.6%
●	Net Income of 2.4 million, or $0.14 per diluted share
●	Adjusted EBITDA(1) of $4.4 million, +43.3%
●	Ratio of net debt to trailing twelve-month Adjusted EBITDA of 1.1x as of June 30, 2025
(1)

Adjusted EBITDA is a non-GAAP measure. Reconciliation of adjusted EBITDA to net income, the most directly comparable GAAP financial measure, is set forth in the reconciliation table accompanying this release.

MANAGEMENT COMMENTARY

“We delivered solid third quarter results, highlighted by revenue growth of 105% to $24.1 million and adjusted EBITDA growth of 43% to $4.4 million,” stated Shahram Askarpour, Chief Executive Officer of IS&S. “Our gross margin was impacted by elevated costs on the F-16 product line as Honeywell incurred extra expenses in order to expedite the building of safety stock ahead of fully transitioning production to ISSC. However, once the transition is completed, we expect to realize product level and operational cost efficiencies that will improve gross margins in the latter quarters of fiscal 2026. Based on our solid year-to-date results, we remain on track to achieve our full year target of growing both revenue and EBITDA by more than 30% compared to fiscal year 2024.”

“The construction of our Exton facility has been completed, and we expect fit-out to be finished in early-fall, at which time we can begin to take advantage of our expanded manufacturing capacity including- the integration of the recently acquired F-16 products,” continued Askarpour. “Although the pull-forward of F-16 production into the current quarter in order to build safety stock ahead of this final transition will impact revenue over the next two quarters, we expect to drive additional growth and efficiencies once the migration is complete.”

“The recent closing of our new five-year, $100 million syndicated credit facility - led and arranged by JPMorgan Chase Bank, N.A. represents an important strategic milestone in furthering our growth objectives,” stated Jeffrey DiGiovanni, Chief Financial Officer of IS&S. “The new facility provides an additional $65 million in expanded liquidity and an option, subject to certain conditions, to request up to $25 million in additional loan commitments under an accordion feature in the credit agreement. This improved flexibility enhances our ability to execute on our long-term growth strategy. We will continue to prioritize investments to advance organic growth initiatives and also pursue strategic acquisitions, which could include product line additions or extensions and stand-alone companies that offer attractive growth opportunities in our targeted market areas.”

“We remain encouraged by our progress in recent quarters, with the expansion of our Exton facility, our new credit facility, and investments in growth initiatives marking key milestones in executing our long-term growth strategy,” concluded Askarpour. “As we look forward, we continue to be excited by the opportunities across our commercial, business, and military markets and remain committed to our disciplined capital allocation strategy, all with a focus on delivering value for shareholders.”

THIRD QUARTER 2025 PERFORMANCE

Third quarter revenue was $24.1 million, an increase of 105.2% compared to the same period last year  driven by significant revenue from the recently acquired F-16 product line, including deliveries that were pulled forward as Honeywell built safety stock ahead of the move of production to the Company’s Exton facility. Consequently, the Company expects a reduction in revenues from the F-16 product line during the next two quarters as finished inventory levels normalize.

Gross profit was $8.6 million during the third quarter of 2025, up 36.7% from gross profit of $6.3 million in the third quarter of last year. The increase was driven by the strong revenue growth, partially offset by lower gross margins on the F-16 product line acquired from Honeywell due in part to the extra costs incurred by Honeywell to build safety stock ahead of the transition of production to Exton.

Third quarter 2025 operating expenses were $5.1 million, compared to $4.2 million in the third quarter of last year, reflecting incremental expenses from the Honeywell acquisitions, including $0.2 million of amortization expense, $0.6 million in employee related costs, and $0.1 million of acquisition and one-time expenses. Illustrating the opportunity for and impact of significant operating leverage as the business scales, operating expenses were 21.0% of revenue during the third quarter, down meaningfully from 36.1% of revenues in the third quarter of last year.

Net income was $2.4 million, or $0.14 per diluted share during the third quarter, compared to net income of $1.6 million, or $0.09 per share in the third quarter of last year.

Adjusted EBITDA was $4.4 million during the third quarter, up from $3.1 million in the third quarter of last year.

New orders in the second quarter of fiscal 2025 were $16.9 million and backlog as of June 30, 2025 was $72.4 million. The backlog includes only purchase orders in-hand and excludes additional orders from the Company’s OEM customers under long-term programs, including Pilatus PC-24, Textron King Air, Boeing T-7 Red Hawk, Boeing KC-46A and Lockheed F-16.

BALANCE SHEET, LIQUIDITY AND FREE CASH FLOW

As of June 30, 2025, IS&S had total long-term debt of $23.3 million. Cash and cash equivalents as of June 30, 2025, were $0.6 million, resulting in net debt of $22.7 million. Despite elevated capital expenditures during the quarter relating to the Exton facility expansion, net debt declined $3.5 million during the  quarter, reflecting the strong operating results as well as disciplined financial management. As of June 30, 2025, IS&S had total cash and availability under its credit line of approximately $12.3 million.

In July 2025, the Company entered into a new five-year, $100 million committed credit agreement with a lending syndicate led and arranged by JPMorgan Chase Bank, N.A. The credit agreement replaces the

Company's existing $35 million line of credit. The credit agreement provides for a $30 million secured revolving loan facility, a $25 million secured term loan, a $45 million secured delayed draw term facility, and an option, subject to certain conditions, to request up to $25 million in additional loan commitments under an accordion feature in the credit agreement.

Cash flow provided by operations was $10.3 million during the nine months ended June 30, 2025, compared to $5.4 million in the same period last year. Capital expenditures during the nine months ended June 30, 2025 were $5.5 million, versus $0.5 million in the year-ago period. Free cash flow was $4.8 million during the nine months ended June 30, 2025 versus $4.8 million in the same period last year.

THIRD QUARTER 2025 RESULTS CONFERENCE CALL

IS&S will host a conference call at 10:00 AM ET on Thursday, August 14, 2025, to discuss the Company’s third quarter 2025 results.

A webcast of the conference call and accompanying presentation materials will be available in the Investor Relations section of the IS&S website at https://innovative-ss.com/iss-investor-relations/events-presentations/, and a replay of the webcast will be available at the same time shortly after the webcast is complete.

To participate in the live teleconference:

Domestic Live: (844) 739-3798

International Live: (412) 317-5714

To listen to a replay of the teleconference, which will be available through August 29, 2025:

Domestic Replay: (844) 512-2921

International Replay: (412) 317-6671

Passcode: 10201713

NON-GAAP FINANCIAL MEASURES

EBITDA, adjusted EBITDA, adjusted net income, adjusted diluted earnings per share (“EPS”) and adjusted net cash provided by operating activities (“free cash flow”) are not measures of financial performance under GAAP and should not be considered substitutes for GAAP measures, net income (for EBITDA and adjusted EBITDA), diluted earnings per share (for adjusted diluted EPS) or net cash provided by operating activities (for free cash flow), which the Company considers to be the most directly comparable GAAP measures. These non-GAAP financial measures have limitations as analytical tools, and when assessing the Company’s operating performance, readers should not consider these non-GAAP financial measures in isolation or as substitutes for net income, diluted earnings per share, net cash provided by operating activities or other consolidated income statement data prepared in accordance with GAAP. Other companies in the Company’s industry may define or calculate these non-GAAP financial measures differently than the Company does, and accordingly, these measures may not be comparable to similarly titled measures used by other companies.

The Company defines EBITDA as net income before interest, taxes, depreciation, and amortization. The Company believes EBITDA to be relevant and useful information to their investors because it provides additional information in assessing the Company’s financial operating results. The Company’s management uses EBITDA in evaluating operating performance, ability to service debt, and ability to fund capital expenditures and pay dividends. However, EBITDA has certain limitations in that it does not reflect the impact of certain expenses on the Company’s consolidated statements of income, including interest expense, which is a necessary element of the Company’s costs because the Company has borrowed money in order to finance operations, income tax expense, which is a necessary element of costs because taxes are imposed by law, and depreciation and amortization, which are necessary elements of costs because the Company uses capital assets to generate income. EBITDA should be considered in addition to, and not as a substitute for, or superior to, operating income, net income or other measures of financial performance prepared in accordance with U.S. GAAP. Furthermore, the Company’s definition of EBITDA may not be comparable to similarly titled measures reported by other companies. Below is our reconciliation of EBITDA to U.S. GAAP net income.

The Company defines adjusted EBITDA as net income before interest, taxes, depreciation, amortization, transaction-related acquisition and integration expenses, and non-recurring items. The Company believes that adjusted EBITDA is an appropriate measure of operating performance because it eliminates the impact of expenses that do not relate to ongoing business performance, and that the presentation of this measure enhances an investor’s understanding of its financial performance.

Adjusted EBITDA has important limitations as an analytical tool. For example, adjusted EBITDA:

•	does not reflect any cash capital expenditure requirements for the assets being depreciated and amortized, which assets may have to be replaced in the future;

•does not reflect changes in, or cash requirements for, the Company’s working capital needs;

•	excludes the impact of certain cash charges resulting from matters the Company considers not to be indicative of its ongoing operations;
•	does not reflect the interest expense or the cash requirements necessary to service interest or principal payments on the Company’s debt; and

•excludes certain tax payments that may represent a reduction in available cash.

Free cash flow is calculated as net cash provided by operating activities less capital expenditures. The Company believes that free cash flow is an important financial measure for use in evaluating financial performance because it measures the Company’s ability to generate additional cash from its business operations.

A reconciliation of each non-GAAP measure to the most directly comparable GAAP measure is set forth below.

ABOUT INNOVATIVE SOLUTIONS & SUPPORT

Headquartered in Exton, Pa., Innovative Solutions & Support (IS&S) is a U.S.-based company specializing in the engineering, manufacturing, and supply of advanced avionic solutions. Its extensive global product reach and customer base span commercial, business and aviation and military markets, catering to both airframe manufacturers and aftermarket services for fixed-wing and rotorcraft applications. IS&S offers cutting-edge, cost-effective solutions while maintaining legacy product lines. The company is poised to leverage its experience to create growth opportunities in next-generation navigation systems, advanced flight deck and special mission displays, precise air data instrumentation, autothrottles, flight control computers, mission computers and software based situational awareness targeting autonomous flight. Supported by a robust portfolio of patents and the highest aircraft certification standards, IS&S is at the forefront of meeting the aerospace industry's demand for more sophisticated and technologically advanced products. For more information, please visit us at www.innovative-ss.com.

FORWARD-LOOKING STATEMENTS

In addition to the historical information contained herein, this press release contains “forward-looking statements” within the meaning of, and intended to be covered by, the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. In this press release, the words “anticipates,” “believes,” “may,” “will,” “estimates,” “continues,” “anticipates,” “intends,” “forecasts,” “expects,” “plans,” “could,” “should,” “would,” “is likely”, “projected”, “might”, “potential”, “preliminary”, “provisionally”, references to “fiscal 2025”, and similar expressions, as they relate to the business or to its management, are intended to identify forward-looking statements, but they are not exclusive means of identifying them. All forward-looking statements are based on management’s current expectations and beliefs concerning future developments and their potential effects on the Company including, without limitation, statements about: future revenue; financial performance and profitability; future business opportunities; the integration of the Honeywell product lines, including statements regarding the ongoing integration; plans to grow organically through new product development and related market expansion, as well as via acquisitions; the expansion of the Exton facility; and the timing of long-term programs remaining in production and continuing to generate future sales. Forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time. Forward-looking statements speak only as of the date they are made. Because forward-looking statements are subject to assumptions, risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Factors that could cause results to differ materially from those expressed or implied by such forward-looking statements include, but are not limited to, the Company’s ability to efficiently integrate acquired and licensed product lines, including the Honeywell product lines, into its operations; a reduction in anticipated orders; an economic downturn; changes in the competitive marketplace and/or customer requirements; an inability to perform customer contracts at anticipated cost levels; market acceptance and demand for our products and programs; and other factors that generally affect the economic and business environments in which the Company operates. Such factors are detailed in the Company's Annual Report on Form 10-K for the fiscal year ended September 30, 2024, and subsequent reports filed with the Securities and Exchange Commission. Many of the factors that will determine the Company’s future results are beyond the ability of management to control or predict. Readers should not place undue reliance on forward-looking statements. The Company undertakes no obligation to revise or update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

IR CONTACT

Paul Bartolai or Noel Ryan

ISSC@val-adv.com

INNOVATIVE SOLUTIONS AND SUPPORT, INC

CONDENSED CONSOLIDATED BALANCE SHEETS

(unaudited)

	June 30,	September 30,
	2025	2024

ASSETS
Current assets
Cash and cash equivalents	$601,759	$538,977
Accounts receivable	11,536,254	12,612,482
Contract assets	1,135,671	1,680,060
Inventories	20,722,664	12,732,381
Prepaid inventory	3,872,279	5,960,404
Prepaid expenses and other current assets	1,942,806	1,161,394

Total current assets	39,811,433	34,685,698

Goodwill	6,703,104	5,213,104
Intangible assets, net	24,135,372	27,012,292
Property and equipment, net	18,153,271	13,372,298
Deferred income taxes	2,583,542	1,625,144
Other assets	397,866	473,725

Total assets	$91,784,588	$82,382,261

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current liabilities
Accounts payable	5,109,191	2,315,479
Accrued expenses	3,639,396	4,609,294
Contract liability	2,529,533	340,481

Total current liabilities	11,258,248	7,265,254

Long-term debt	23,258,511	28,027,002
Other liabilities	459,131	451,350

Total liabilities	34,995,762	35,743,606

Total shareholders’ equity	56,788,826	46,638,655

Total liabilities and shareholders’ equity	$91,784,588	$82,382,261

INNOVATIVE SOLUTIONS AND SUPPORT, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited)

	Three Months Ended June 30,		Nine Months Ended June 30,
	2025	2024	2025	2024
Net Sales:
Product	$16,601,648	$5,127,056	$39,765,914	$14,446,753
Services	7,543,184	6,638,579	22,283,861	17,366,461
Total net sales	24,144,832	11,765,635	62,049,775	31,813,214

Cost of sales:
Product	11,548,790	2,106,629	23,087,398	6,235,668
Services	4,013,807	3,379,185	12,502,462	8,192,200
Total cost of sales	15,562,597	5,485,814	35,589,860	14,427,868

Gross profit	8,582,235	6,279,821	26,459,915	17,385,346

Operating expenses:
Research and development	916,829	1,099,367	2,891,793	3,031,630
Selling, general and administrative	4,151,074	3,143,334	11,725,652	9,058,347
Total operating expenses	5,067,903	4,242,701	14,617,445	12,089,977

Operating income	3,514,332	2,037,120	11,842,470	5,295,369

Interest expense	(407,459)	(172,784))	(1,221,926)	(704,267))
Interest income	4,623	5,826	14,501	121,505
Other income	—	12,869	6	57,040
Income before income taxes	3,111,496	1,883,031	10,635,051	4,769,647

Income tax expense (benefit)	667,682	330,511	2,118,703	951,461

Net income	$2,443,814	$1,552,520	$8,516,348	$3,818,186

Net income per common share:
Basic	$0.14	$0.09	$0.49	$0.22
Diluted	$0.14	$0.09	$0.48	$0.22

Weighted average shares outstanding:
Basic	17,601,814	17,461,652	17,554,824	17,455,903
Diluted	17,835,748	17,467,259	17,709,795	17,476,089

14,656
Reconciliation of Net Income to EBITDA and Adjusted EBITDA
	Three Months Ended June 30,		Nine Months Ended June 30,
	2025	2024	2025	2024

Net Income	$2,443,814	$1,552,520	$8,516,348	$3,818,186
Income tax expense	667,682	330,511	2,118,703	951,461
Interest expense	407,459	172,784	1,221,926	588,588
Depreciation and amortization	820,410	611,155	2,825,051	1,437,232
EBITDA	$4,339,365	$2,666,970	$14,682,028	$6,795,467

Acquisition related costs	68,000	175,278	415,780	517,352
CFO transition, ATM Costs and other strategic initiatives	-	233,678	104,977	612,907
Adjusted EBITDA	$4,407,365	$3,075,926	$15,202,785	$7,925,726

Free Cash Flow
	Three Months Ended		Nine Months Ended
	June 30,		June 30,
	2025	2024	2025	2024
Operating Cashflow	$7,206,836	$934,052	$10,336,200	$5,350,891
Capital Expenditures	3,687,913	203,279	5,504,928	511,927
Free Cashflow	$3,518,923	$730,773	$4,831,272	$4,838,964

Net Debt and Net Debt Leverage
	Three Months Ended June 30,
	2025	2024
Total Debt	$ 23,258,511	$ 9,859,074
Cash	601,759	521,041
Net Debt	$ 22,656,752	$ 9,338,033

Leverage Ratio	1.1x	0.8.x